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                                                                    Exhibit 23.1

                                  SCHEDULE II

                IDEC PHARMACEUTICALS CORPORATION AND SUBSIDIARY

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                  Years Ended December 31, 1996, 1995 and 1994


                                                                Additions
                                                       --------------------------
                                            Balance     Charged to     Charged to                    Balance
                                           beginning    costs and         other                       at End
Name of Debtor                              of year      expenses       accounts      Deductions     of Year
----------------------------------          -------      --------       --------      ----------     -------
Year ended December 31, 1996
    Allowance for contract research
       revenue receivables                $    658      $     --        $  1,423     $     (400)     $1,681
                                          --------      --------        --------     ----------      ------
                                          $    658      $     --        $  1,423     $     (400)     $1,681
                                          ========      ========        ========     ==========      ======

Year ended December 31, 1995
    Allowance for contract research
       revenue receivables                 $    --      $     --        $    658     $        --     $  658
                                           -------      --------        --------     -----------     ------
                                           $    --      $     --        $    658     $        --     $  658
                                           =======      ========        ========     ===========     ======

Year ended December 31, 1994
    Allowance for contract research
      revenue receivables                  $    --      $     --       $      --     $        --    $    --
                                           -------      --------       ---------     -----------    -------
                                           $    --      $     --       $      --     $        --    $    --
                                           =======      ========       =========     ===========    =======